UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

NEWS CORPORATION
(Name of Registrant as Specified In Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD P FUND LP

STARBOARD VALUE P GP LLC

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD G FUND, L.P.

STARBOARD VALUE G GP, LLC

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the approval of a business proposal at the 2024 annual meeting of stockholders of News Corporation, a Delaware corporation (the "Company").

On November 7, 2024, Starboard issued the following press release.

Leading Proxy Advisory Firms in the United States and Australia – ISS, Glass Lewis, Egan-Jones, and Ownership Matters – Unanimously Recommend Shareholders Vote FOR Starboard’s Proposal to Eliminate News Corp’s Dual-Class Share Structure

Leading Proxy Advisory Firms Uniformly Agree that One-Share, One-Vote Represents Best-in-Class Corporate Governance

Starboard Urges All Shareholders to Vote the BLUE Proxy Card “FOR”
Proposal 4, The Dual-Class Elimination Proposal, TODAY

NEW YORK, NY--(BUSINESS WIRE)--Starboard Value LP (together with its affiliates, “Starboard” or “we”), one of the largest shareholders of News Corporation (Nasdaq: NWSA, NWS) ("News Corp" or the "Company"), today announced that Institutional Shareholder Services Inc. (“ISS”), Glass, Lewis & Co. (“Glass Lewis”), and Egan-Jones Proxy Services (“Egan-Jones”), three leading U.S. proxy advisory firms, recommend shareholders vote FOR Starboard’s proposal to collapse the dual-class share structure at the Company’s upcoming 2024 Annual Meeting of Shareholders. Additionally, Ownership Matters Governance Advisors (“Ownership Matters”), a leading proxy advisory firm in the Australian market, recommends shareholders vote FOR this same proposal.

Summary of Proxy Advisory Firm Recommendations:

•	ISS recommends that shareholders vote FOR the Dual-Class Elimination Proposal
•	Glass Lewis recommends that shareholders vote FOR the Dual-Class Elimination Proposal
•	Egan-Jones recommends that shareholders vote FOR the Dual-Class Elimination Proposal
•	Ownership Matters recommends that shareholders vote FOR the Dual-Class Elimination Proposal

We appreciate the support from shareholders who have already voted FOR Starboard’s Dual-Class Elimination Proposal and urge all remaining fellow shareholders to vote FOR the Dual-Class Elimination Proposal TODAY.

Excerpts from ISS’ Analysis & Recommendation1

On ISS' Conclusion that News Corp Shareholders Should Vote Starboard's BLUE Proxy Card to Approve Recapitalization Plan for all Stock to Have One-vote per Share:

“ISS supports a one-share, one-vote capital structure. Multi-class capital structures with unequal voting rights create a misalignment between economic interest and voting rights, which can disenfranchise shareholders holding stock with inferior voting rights.”

1 Permission to quote from the ISS report was neither sought nor obtained. Quotes bolded and underlined for emphasis.

“A vote FOR this proposal is warranted…shareholders not affiliated with the Murdoch Family Trust may benefit from a capital structure in which the voting power is dispersed in proportion to economic exposure, and less voting power is concentrated among those who do not have commensurate economic exposure.”

Excerpts from Glass Lewis’ Analysis & Recommendation2

On Glass Lewis' Conclusion that News Corp Shareholders Should Vote to Approve Shareholder Proposal Regarding Recapitalization:

“Glass Lewis believes that allowing one vote per share generally operates as a safeguard for common shareholders by ensuring that those who hold a significant minority of shares are able to weigh in on issues set forth by the board…we believe that the economic stake of each shareholder should match their voting power and that no small group of shareholders, family or otherwise, should have voting rights different from those of other shareholders. On that basis alone, we believe shareholders should support the Starboard proposal.”

“…On matters of governance and shareholder rights, we believe shareholders should have the power to speak and the opportunity to effect change. That power should not be concentrated in the hands of a few for reasons other than an economic stake.”

Excerpts from Egan-Jones’ Analysis & Recommendation3

On Egan-Jones’ Conclusion that News Corp Shareholders Should Vote for Item 4 - Adopt a Recapitalization Plan that would Eliminate the Company’s Dual-Class Capital Structure:

“For our reasons stated below, we oppose a differential voting power as it may have the effect of denying shareholders the opportunity to vote on matters of critical economic importance to them. We believe that eliminating the Company’s dual class capital structures to provide equal voting rights to all shareholders [is] warranted. We recommend a vote FOR this Proposal.”

“In the ideal world of corporate governance, a dual capital structure has no room in the corporate world due to the known disadvantages it poses. The difference in voting power and economic interests stirs a major concern which includes super voting power, increase of conflict of interest and unequal voice for the unaffiliated or inferior shareholders.”

“We strongly believe that one of the fundamental rights as a shareholder is the right to vote the shares of the companies they invest in…In our view, a one vote per share principle would provide an equitable approach to ensure that shareholders are given a fair voice that is proportionate to their stake in the Company and would be able to hold the management accountable of their actions through casting a vote.”

2 Permission to quote from the Glass Lewis report was neither sought nor obtained. Quotes bolded and underlined for emphasis.

3 Permission to quote from the Egan-Jones report was neither sought nor obtained. Quotes bolded and underlined for emphasis.

Excerpts from Ownership Matters’ Analysis & Recommendation4

On Ownership Matters’ Conclusion that News Corp Shareholders Should Vote for Starboard’s Dual-Class Elimination Proposal:

“The dual share class structure at NWS divorces economic ownership and control and reduces shareholders’ capacity to hold management accountable.”

“Removing the dual class structure may however lead to a positive re-rating of News Corporation shares, which is the rationale behind Starboard’s proposal.”

* * *

STARBOARD URGES ALL STOCKHOLDERS TO VOTE FOR THE DUAL-CLASS ELIMINATIONAL PROPOSAL

RESTORE AND ENHANCE THE VALUE OF YOUR NEWS CORP INVESTMENT

PLEASE SIGN, DATE, AND MAIL THE BLUE PROXY CARD TODAY

If you have any questions or need further assistance with voting your News Corp shares, please contact Okapi Partners LLC at the phone numbers or email listed below.

Shareholders may call toll-free: (877) 629-6356

Banks and brokers call: (212) 297-0720

E-mail: info@okapipartners.com

Starboard encourages all News Corp. shareholders to read its definitive proxy statement as it contains important information relating to Starboard’s proxy solicitation, including with respect to Starboard’s non-binding business proposal to eliminate the Company’s dual-class share structure. Starboard’s definitive proxy materials can be obtained free of charge at the SEC’s website, www.sec.gov.

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and differentiated fundamental approach to investing in publicly traded companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Contacts

Investor Contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli, (212) 201-4828

www.starboardvalue.com

Okapi Partners LLC

Bruce Goldfarb/Chuck Garske

(212) 297-0720

info@okapipartners.com

Media Contacts:

Longacre Square Partners
Greg Marose / Charlotte Kiaie, (646) 386-0091
starboard@longacresquare.com

4 Permission to quote from the Ownership Matters report was neither sought nor obtained. Quotes bolded and underlined for emphasis.